May 31, 2010

Bob Dececco, CEO
OmniReliant Holdings, Inc.
14375 Myerlake Circle
Clearwater FL 33760

Dear Bob,

Please accept this as my letter of resignation as Chief Operating Officer of OmniReliant Holdings, effective May 31, 2010.

Sincerely,

Allen Clary